EXHIBIT 99.1

Sun Country Airlines Reports Second Quarter 2021 Results

Q2 2021 GAAP EPS of $0.83 and operating income of $49 million

Q2 2021 Adjusted EPS of $0.07(1) and adjusted operating income of $12 million (1)

MINNEAPOLIS. July 28, 2021. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines”, “Sun Country”, the “Company”) (NASDAQ: SNCY) today reported financial results for its second quarter ended June 30, 2021.

“We had a very strong second quarter driven by revenue outperformance in our scheduled passenger service business amid strong continued recovery in leisure travel demand,” said Jude Bricker, Chief Executive Officer of Sun Country. “Passenger revenue growth was driven by higher fares, strong ancillary sales and continued recovery in capacity. When combined with our resilient Cargo business and steadily improving charter operation, we generated a second quarter profit after removing the benefit of the CARES Act grants, further demonstrating the strength of our unique, variable capacity business model.”

Overview of Second Quarter

	Three Months Ended June 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Total operating revenue	$149.2	$35.4	321
Operating income (loss)	49.2	(2.2)	NM
Income (loss) before income tax	61.2	(7.9)	NM
Net income (loss)	51.8	(6.0)	NM
Diluted earnings (loss) per share	$0.83	($0.13)	NM

“NM” stands for not meaningful

	Three Months Ended June 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$11.5	($30.8)	NM
Adjusted income (loss) before income tax (1)	5.4	(36.2)	NM
Adjusted net income (loss) (1)	4.5	(27.8)	NM
Adjusted diluted earnings (loss) per share (1)	$0.07	($0.59)	NM

	Six Months Ended June 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Total operating revenue	$276.8	$215.7	28
Operating income	74.2	13.0	471
Income before income tax	79.0	1.8	NM
Net income	64.2	1.2	NM
Diluted earnings per share	$1.12	$0.02	NM

	Six Months Ended June 30,
(unaudited) (in millions, except share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$12.7	($15.2)	NM
Adjusted income (loss) before income tax (1)	0.7	(26.0)	NM
Adjusted net loss (1)	(0.4)	(20.2)	NM
Adjusted diluted earnings (loss) per share (1)	($0.01)	($0.42)	NM

Page 1	Sun Country, Inc. d/b/a Sun Country Airlines®

For the quarter ended June 30, 2021, Sun Country reported net income of $51.8 million and income before income tax of $61.2 million, on $149.2 million of revenue. Adjusting to remove $38.5 million of net benefit from the CARES Act grant recognized during the quarter and other one-time items, adjusted income before income tax for the quarter was $5.4 million(1). GAAP operating income during the quarter was $49.2 million, producing an operating margin of 33%, while adjusted operating income was $11.5 million(1), resulting in an adjusted operating income margin of 8%(1).

“This will be the second consecutive quarter in which we have produced positive adjusted operating income and the third consecutive quarter in which we had adjusted EBITDAR margins of greater than 15%,” said Dave Davis, President and Chief Financial Officer of Sun Country. “We have also reduced our level of net debt for two consecutive quarters primarily by raising our cash balances through cash from operations. As mentioned above, we continue to see revenue strengthen as demonstrated by our scheduled service 77% load factor, which was the highest level since the fourth quarter of 2019. We currently expect this strength to continue and are looking to produce our third consecutive quarter with a positive operating margin.”

Second Quarter 2021 Highlights

•	Taken delivery of two additional aircraft
•	Announced continued expansion of the Company’s route network including service to eleven new airports: Milwaukee Mitchell International Airport (MKE), Palm Beach International (PBI), Owen Roberts International Airport in Grand Cayman (GCM), Providenciales International Airport in Turks and Caicos (PLS), St. Pete-Clearwater International Airport (PIE), Punta Gorda Airport (PGD), Asheville Regional Airport (AVL), Phoenix-Mesa Gateway Airport (AZA), Duluth International Airport (DLH), Green Bay Austin Straubel International Airport (GRB) and Rochester International Airport (RST)
•	Announced 20 new nonstop routes, our largest in company history, the majority will begin flying in the second half of 2021
•	Welcomed Tom Kennedy to the Board of Directors and as Chairman of the Audit Committee
•	Received $39.4 million grant from the CARES Act Payroll Support Program during the second quarter

Capacity

On a total available seat mile (“ASM”) basis, the Company saw total ASMs grow 5% versus the first quarter of 2021, which is down 17% versus the second quarter of 2019. Charter block hours also increased sequentially versus the first quarter of 2021, by 10%, and are 24% lower than they were in the same period of 2019. Cargo block hours were approximately flat versus the first quarter 2021 which was as expected. Comparisons to the second quarter 2020 are not meaningful as that was the first full quarter that was impacted by COVID-19.

Revenue

For the second quarter of 2021, the Company reported total revenue of $149.2 million which was $22 million, or 17%, sequentially higher than the $127.6 million recorded in the first quarter of 2021, and 12% below the second quarter of 2019. The Company’s scheduled revenue per scheduled ASM (PRASM) of 5.6 cents in the second quarter of 2021 declined 16% versus the same time period in 2019 while scheduled service load factor was 77%, the highest since the fourth quarter of 2019. Ancillary revenue has remained strong throughout the downturn. Ancillary revenue per passenger of $41.66 was 26% higher than the second quarter of 2019 which helped to limit the decline in TRASM to 9% when compared to 2019.

Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos and other customers. In the second quarter of 2021, the

Page 2	Sun Country, Inc. d/b/a Sun Country Airlines®

Company’s charter service revenue was $28.9 million, an increase of 12% versus $25.8 million in the first quarter of 2021. Charter revenue was down 31% versus the second quarter of 2019 as the Casino business is still ramping up from 2019 levels and military charter unit revenues are depressed due to other airlines redeploying large aircraft that are normally flying in international markets.

Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the second quarter of 2021, cargo revenue was $22.1 million, a 2% increase versus the first quarter of 2021. Flying under the ATSA began in May 2020.

Cost

For the second quarter of 2021, total GAAP operating expenses decreased 3% sequentially versus the first quarter of 2021 and 37% versus the second quarter of 2019. Second quarter 2021 operating expense includes a net Special Items credit of $38.5 million, consisting primarily of a $39.4 million credit from the CARES Act Payroll Support Program, offset by certain one-time items related to the purchase of an aircraft that was previously under operating lease. Excluding these Special Items, total adjusted operating expenses decreased 9% versus the same time in 2019. The Company recognized an $18.7 million gain in the period, recorded in non-operating income / (expense), for the Tax Receivable Agreement with our pre-IPO stockholders.

The Company continues to focus on reducing its unit operating costs including reducing aircraft ownership expenses, ground handling, and distribution expenses. Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items described above, non-cash management stock compensation expenses, costs allocated to its cargo operations (starting in 2020 when the Company launched cargo operations), certain commissions and other costs of selling its vacations product from this measure. In the second quarter of 2021, Adjusted CASM was 6.35(2) cents.

Balance Sheet and Liquidity

The Company reduced its net debt(3) for the second consecutive quarter from $236 million at the end of the first quarter 2021 to $208 million at the end of the second quarter. Cash generated through operations have been better than expected which has improved cash balances. During the second quarter, the Company received a total of $39.4 million of PSP grant proceeds from the US Treasury under PSP-3 and a top-off of PSP-2. As of the end of the second quarter, the Company had total liquidity of $336 million, consisting of $311 million in cash and equivalents and access to $25 million through an undrawn revolver.

Fleet

The Company currently operates 34 aircraft in passenger service, an increase of three since March 31, having taken deliveries of two aircraft during the second quarter and one additional in July. It also operates 12 freighter aircraft in its cargo operation. The Company is actively pursuing used aircraft transactions and expects to have at least 36 passenger aircraft in our fleet by the end of the year.

Page 3	Sun Country, Inc. d/b/a Sun Country Airlines®

Guidance for Third Quarter 2021

	Q3 2021	H/(L) vs Q3 2019
Total revenue - millions	$170 to $175	(1%) to 2%
Fuel cost per gallon – excluding derivatives	$2.30
Operating income margin - percentage	5.5% - 9.5%	(1)pp to +3pp
Effective tax rate	25%
Total system ASMs - millions	1,500 to 1,560	(19%) to (16%)

Conference Call & Webcast Details

Sun Country Airlines will host a conference call to discuss its second quarter 2021 results at 8:30 a.m. Eastern Time on Thursday, July 29, 2021. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by dialing 1 (833) 458-0947 (U.S. toll free) or 1 (914) 987-7750 (U.S. toll).

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America and the Caribbean.

End Notes

1 – See additional details in the tables below in the section titled “Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin”

2 – See additional details in table below titled “Reconciliation of Adjusted CASM to CASM”

3 – Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and equivalents

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Media

Jessica Wheeler

651-900-8400

mediarelations@suncountry.com

Page 4	Sun Country, Inc. d/b/a Sun Country Airlines®

Forward Looking Statements

This report contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:

•	our strategy, outlook and growth prospects;
•	our operational and financial targets and dividend policy;
•	general economic trends and trends in the industry and markets; and
•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this report and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Prospectus included in its registration statement on Form S-1, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures

We sometimes use information that is derived from the consolidated financial statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

Page 5	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2021	2020	% Change
Operating Revenues:
Scheduled Service	$67,073	$17,882	275.1
Charter Service	28,898	8,491	240.3
Ancillary	29,159	4,968	486.9
Passenger	125,130	31,341	299.3
Cargo	22,098	3,219	586.5
Other	1,961	816	140.3
Total Operating Revenue	149,189	35,376	321.7
Operating Expenses:
Aircraft Fuel	29,709	677	NM
Salaries, Wages, and Benefits	42,316	32,484	30.3
Aircraft Rent	3,815	5,934	(35.7)
Maintenance	11,300	2,426	365.8
Sales and Marketing	5,822	1,630	257.2
Depreciation and Amortization	13,460	12,175	10.6
Ground Handling	6,551	1,614	305.9
Landing Fees and Airport Rent	8,752	2,667	228.2
Special Items, net	(38,520)	(31,481)	22.4
Other Operating, net	16,746	9,484	76.6
Total Operating Expenses	99,951	37,610	165.8
Operating Income (Loss)	49,238	(2,234)	NM
Non-operating Income/(Expense):
Interest Income	9	63	(85.7)
Interest Expense	(6,080)	(5,442)	11.7
Other, net	18,054	(325)	NM
Total Non-operating Income (Expense), net	11,983	(5,704)	NM
Income (Loss) before Income Tax	61,221	(7,938)	NM
Income Tax Expense (Benefit)	9,468	(1,898)	NM
Net Income (Loss)	$51,753	$(6,040)	NM
Net Income (Loss) per share to common stockholders:
Basic	$0.91	$(0.13)	NM
Diluted	$0.83	$(0.13)	NM
Shares used for computation:
Basic	57,156,159	46,805,950	22.1
Diluted	61,982,441	46,805,950	32.4

Page 6	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2021	2020	% Change
Operating Revenues:
Scheduled Service	$121,693	$132,110	(7.9)
Charter Service	54,703	37,718	45.0
Ancillary	52,929	39,999	32.3
Passenger	229,325	209,827	9.3
Cargo	43,684	3,219	NM
Other	3,793	2,660	42.6
Total Operating Revenue	276,802	215,706	28.3
Operating Expenses:
Aircraft Fuel	53,984	56,238	(4.0)
Salaries, Wages, and Benefits	86,392	70,575	22.4
Aircraft Rent	9,414	16,966	(44.5)
Maintenance	20,510	8,904	130.3
Sales and Marketing	10,932	10,202	7.2
Depreciation and Amortization	26,075	22,702	14.9
Ground Handling	11,781	10,906	8.0
Landing Fees and Airport Rent	17,537	13,781	27.3
Special Items, net	(65,392)	(31,481)	107.7
Other Operating, net	31,397	23,917	31.3
Total Operating Expenses	202,630	202,710	0.0
Operating Income	74,172	12,996	470.7
Non-operating Income/(Expense):
Interest Income	24	314	(92.4)
Interest Expense	(13,201)	(11,058)	19.4
Other, net	18,049	(494)	NM
Total Non-operating Income (Expense), net	4,872	(11,238)	(143.4)
Income before Income Tax	79,044	1,758	NM
Income Tax Expense	14,875	547	NM
Net Income	$64,169	$1,211	NM
Net Income per share to common stockholders:
Basic	$1.21	$0.03	NM
Diluted	$1.12	$0.02	NM
Shares used for computation:
Basic	52,850,041	46,805,950	12.9
Diluted	57,403,593	48,243,146	19.6

Page 7	Sun Country, Inc. d/b/a Sun Country Airlines®

Key Operating Statistics

The following table presents key operating statistics and metrics for the three months ended June 30, 2021.

	Three Months Ended June 30,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	919,034	153,098	500.3
Available seat miles (ASMs) – thousands	1,198,768	318,049	276.9
Load factor	76.7%	48.1%	28.6 pts
Revenue passengers carried	700,019	121,922	474.2
Departures	4,921	1,376	257.6
Block hours	15,900	4,177	280.7
Passenger revenue per ASM (PRASM) - cents	5.60	5.62	(0.4)
Average base fare per passenger	$95.81	$146.66	(34.7)
Ancillary revenue per passenger	$41.66	$40.74	2.3
Fuel gallons - thousands	12,267	3,028	305.1
Charter statistics:
Departures	1,727	520	232.1
Block hours	3,656	1,321	176.8
Available seats miles (ASMs) - thousands	237,723	97,827	143.0
Fuel gallons - thousands	2,622	946	177.2
Cargo statistics:
Departures	2,752	413	566.3
Block hours	8,198	1,076	661.9
Total system statistics:
Average passenger aircraft	31	31	—
Passenger aircraft – end of period	33	31	6.5
Cargo aircraft – end of period	12	7	71.4
Available seat miles (ASMs) – thousands	1,442,744	417,538	245.5
Departures	9,445	2,324	306.4
Block hours	27,874	6,604	322.1
Daily utilization – hours	7.0	2.0	250.0
Average stage length – miles	1,179	1,180	(0.1)
Total revenue per ASM (TRASM) - cents	8.81	7.70	14.4
Cost per ASM (CASM) - cents	6.93	9.01	(23.1)
Adjusted CASM - cents	6.35	14.57	(56.4)
Fuel gallons - thousands	14,955	3,991	274.7
Fuel cost per gallon, excluding derivatives	$2.07	$1.17	76.9
Employees at end of period	1,815	1,660	9.3

Page 8	Sun Country, Inc. d/b/a Sun Country Airlines®

The following table presents key operating statistics and metrics for the six months ended June 30, 2021.

	Six Months Ended June 30,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	1,694,033	1,303,004	30.0
Available seat miles (ASMs) – thousands	2,356,780	1,826,245	29.1
Load factor	71.9%	71.3%	0.6 pts
Revenue passengers carried	1,253,051	935,860	33.9
Departures	9,244	7,182	28.7
Block hours	31,107	24,419	27.4
Passenger revenue per ASM (PRASM) - cents	5.16	7.23	(28.6)
Average base fare per passenger	$97.12	$141.16	(31.2)
Ancillary revenue per passenger	$42.24	$42.74	(1.2)
Fuel gallons - thousands	23,824	18,779	26.9
Charter statistics:
Departures	3,238	2,156	50.2
Block hours	6,987	4,933	41.6
Available seats miles (ASMs) - thousands	449,444	334,690	34.3
Fuel gallons - thousands	4,979	3,646	36.6
Cargo statistics:
Departures	5,317	413	NM
Block hours	16,440	1,076	NM
Total system statistics:
Average passenger aircraft	31.0	31.5	(1.6)
Passenger aircraft – end of period	33	31	6.5
Cargo aircraft – end of period	12	7	71.4
Available seat miles (ASMs) – thousands	2,819,540	2,174,605	29.7
Departures	17,897	9,847	81.8
Block hours	54,806	30,691	78.6
Daily utilization – hours	6.8	5.2	30.8
Average stage length – miles	1,225	1,254	(2.3)
Total revenue per ASM (TRASM) - cents	8.27	9.77	(15.4)
Cost per ASM (CASM) - cents	7.19	9.32	(22.9)
Adjusted CASM - cents	6.25	7.81	(20.0)
Fuel gallons - thousands	28,948	22,562	28.3
Fuel cost per gallon, excluding derivatives	$1.99	$1.71	16.4
Employees at end of period	1,815	1,660	9.3

Page 9	Sun Country, Inc. d/b/a Sun Country Airlines®

summary balance sheet

(Dollars in millions)

(Unaudited – amounts may not recalculate due to rounding)

	6/30/2021	12/31/2020	% Change
Cash and cash equivalents	$310.7	$62.0	401.1
Other current assets	60.5	64.7	(6.5)
Total current assets	371.2	126.7	193.0
Total property & equipment, net	500.0	414.5	20.6
Other	438.8	512.0	(14.3)
Total assets	1,310.0	1,053.2	24.4
Air traffic liabilities	113.8	101.1	12.6
Current finance lease obligations	9.6	11.5	(16.5)
Current operating lease obligations	18.2	34.5	(47.2)
Current maturities of long-term debt	19.8	26.1	(24.1)
Other current liabilities	89.4	80.5	10.9
Total current liabilities	250.8	253.7	(1.1)
Finance lease obligations	135.1	95.7	41.2
Operating lease obligations	68.4	112.7	(39.3)
Long-term debt	267.7	256.3	4.4
Income tax receivable agreement	96.5	0	NM
Other	27.2	51.0	(46.6)
Total liabilities	845.7	769.4	9.9
Total stockholders equity	$464.3	$283.8	63.6

summary cash flow
(Dollars in millions)

(Unaudited - amounts may not recalculate due to rounding)

	Six Months Ended June 30,
	2021	2020	% Change
Net cash provided by (Used in) operating activities	$89.8	$(12.9)	NM
Purchases of property & equipment	(66.7)	(93.7)	(28.8)
Other	(0.5)	0.1	(600)
Net cash used in investing activities	(67.2)	(93.6)	(28.2)
Cash received from stock offering	235.9	0.0	NM
Proceeds from borrowing	80.5	220.3	(63.5)
Repayment of finance lease obligations	(7.9)	(86.0)	(90.8)
Repayment of borrowings	(74.7)	(54.9)	36.1
Other	(11.3)	(2.7)	318.5
Net cash provided by financing activities	222.5	76.7	190.1
Change in cash	245.1	(29.8)	NM
Cash and equivalents and restricted cash – beginning of the period	70.4	64.5	9.1
Cash and equivalents and restricted cash – end of the period	$315.5	$34.7	809.2

Page 10	Sun Country, Inc. d/b/a Sun Country Airlines®

Calculation of Special Items

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables lists the items that are included as Special Items, net.

	Three Months Ended June 30,
	2021	2020
CARES Act grant recognition (1)	$(39.4)	$(31.5)
CARES Act employee retention credit (2)	(0.4)	—
Aircraft purchase impacts (3)	1.3	—
Total special items, net	$(38.5)	$(31.5)

(1)	In the quarter ended March 31, 2021, the Treasury awarded the Company a grant of $32.2 under PSP2. On April 22, 2021, the Company received $4.8 from the Treasury as a top-off grant under PSP2. Further, the Company received a grant of $34.5 under PSP3, which was received during the quarter ended June 30, 2021
(2)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes
(3)	One aircraft was purchased in April 2021 that was previously under an operating lease. Aircraft lease buy-out expense represents the net costs incurred to terminate the lease on that aircraft. This includes the associated lease termination costs, write-off of previously capitalized maintenance deposits, and the write-off of over-market liabilities
	Six Months Ended June 30,
	2021	2020
CARES Act grant recognition (1)	$(71.6)	$(31.5)
CARES Act employee retention credit (2)	(0.8)	—
Aircraft purchase impacts (3)	7.0	—
Total special items, net	$(65.4)	$(31.5)

(1)	In the quarter ended March 31, 2021, the Treasury awarded the Company a grant of $32.2 under PSP2. On April 22, 2021, the Company received $4.8 from the Treasury as a top-off grant under PSP2. Further, the Company received a grant of $34.5 under PSP3, which was received during the quarter ended June 30, 2021
(2)	Relates to a credit recognized under the CARES Act Employee Retention credit which is a refundable tax credit against certain employee taxes
(3)	Five aircraft were purchased in March 2021 that were previously under operating leases. One additional aircraft was purchased in April 2021 that was previously under an operating lease. Aircraft lease buy-out expense represents the net costs incurred to terminate the leases on those six aircraft. This includes the associated lease termination costs, write-off of previously capitalized maintenance deposits, and the write-off of over-market liabilities

Page 11	Sun Country, Inc. d/b/a Sun Country Airlines®

Summary Income Statement

The following tables present revenue line items, expense line items and select operating statistics to provide a better comparison for 2021 results.

(Dollars in millions, except for operating statistics)

(Unaudited - amounts may not recalculate due to rounding)

	2020
	3 Mos Ended Mar 31	3 Mos Ended Jun 30	3 Mos Ended Sep 30	3 Mos Ended Dec 31
Operating Revenues:
Scheduled Service	$114.2	$17.9	$27.0	$34.0
Charter Service	29.2	8.5	23.3	37.1
Ancillary	35.0	5.0	12.3	15.8
Cargo	—	3.2	14.2	19.3
Other	1.8	0.8	1.2	1.6
Total Operating Revenue	180.3	35.4	78.0	107.8
Operating Expenses:
Aircraft Fuel	55.6	0.7	13.1	14.0
Salaries, Wages, and Benefits	38.1	32.5	36.3	34.7
Aircraft Rent	11.0	5.9	6.4	7.6
Maintenance	6.5	2.4	6.3	12.2
Sales and Marketing	8.6	1.6	2.9	3.4
Depreciation and Amortization	10.5	12.2	12.9	12.5
Ground Handling	9.3	1.6	4.9	4.8
Landing Fees and Airport Rent	11.1	2.7	8.6	8.9
Special Items, net	—	(31.5)	(32.9)	(0.2)
Other Operating, net	14.4	9.5	10.4	14.3
Total Operating Expenses	165.1	37.6	69.2	112.2
Operating Income (Loss)	$15.2	$(2.2)	$8.8	$(4.4)
Operating Statistics:
Scheduled ASMs (millions)	1,508.2	318.0	763.4	876.6
Total ASMs (millions)	1,757.1	417.5	974.6	1,162.0
Charter Block hours	3,612	1,321	2,920	4,259
Cargo Block hours	—	1,076	5,168	7,604

Page 12	Sun Country, Inc. d/b/a Sun Country Airlines®

(Dollars in millions, except for operating statistics)

(Unaudited - amounts may not recalculate due to rounding)

	2019
	3 Mos Ended Mar 31	3 Mos Ended Jun 30	3 Mos Ended Sep 30	3 Mos Ended Dec 31
Operating Revenues:
Scheduled Service	$124,1	$95.4	$93.0	$83.6
Charter Service	38.2	41.7	45.9	48.8
Ancillary	29.4	29.2	30.5	29.0
Cargo	—	—	—	—
Other	5.0	3.1	2.1	2.4
Total Operating Revenue	196.7	169.4	171.5	163.9
Operating Expenses:
Aircraft Fuel	36.6	43.5	47.3	38.3
Salaries, Wages, and Benefits	34.8	36.3	34.6	35.1
Aircraft Rent	14.6	12.4	10.9	11.9
Maintenance	9.5	6.1	9.4	10.3
Sales and Marketing	10.6	9.0	7.8	8.0
Depreciation and Amortization	7.5	8.5	9.4	9.5
Ground Handling	10.1	10.0	10.9	10.7
Landing Fees and Airport Rent	11.1	10.5	12.2	10.7
Special Items, net	(1.0)	7.4	0.0	0.7
Other Operating, net	16.3	16.2	18.6	17.1
Total Operating Expenses	150.2	159.8	161.0	152.3
Operating Income	$46.5	$9.5	$10.5	$11.6
Operating Statistics:
Scheduled ASMs (millions)	1,532.6	1,429.4	1,486.2	1,299.1
Total ASMs (millions)	1,813.5	1,744.3	1,851.8	1,654.9
Charter Block hours	4,441	4,820	5,300	5,292
Cargo Block hours	—	—	—	—

Page 13	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, and Adjusted Net Income are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of operating income and net income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry. Adjusted EBITDAR and Adjusted EBITDAR Margin is a non-GAAP measure included as supplemental disclosure because we believe it is a valuation measure commonly used by investors, securities analysts and other interested parties in the industry to compare airline companies and derive valuation estimates without consideration of airline capital structure or aircraft ownership methodology. We believe that while items excluded from Adjusted EBITDAR and Adjusted EBITDAR Margin may be recurring in nature and should not be disregarded in evaluation of our earnings performance, Adjusted EBITDAR and Adjusted EBITDAR Margin is useful because its calculation isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by finance lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different companies for reasons unrelated to overall operating performance. Adjusted EBITDAR and Adjusted EBITDAR Margin should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate our business. We have historically incurred substantial rent expense due to our legacy fleet of operating leased aircraft, which are currently being transitioned to owned and finance leased aircraft.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin have limitations as analytical tools. Some of the limitations applicable to these measures include: Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect changes in, or cash requirements for, our working capital needs; they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect any cash requirements for such replacements; and other companies in our industry may calculate Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

As derivations of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income

Page 14	Sun Country, Inc. d/b/a Sun Country Airlines®

Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, each of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin has significant limitations which affect its use as an indicator of our profitability and valuation. Accordingly, you are cautioned not to place undue reliance on this information.

Page 15	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Operating Income to GAAP Operating Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income to GAAP operating income.

	Three Months Ended June 30,
	2021	2020
Operating revenue	$149.2	$35.4
Operating income (loss)	49.2	(2.2)
Special items, net (1)	(38.5)	(31.5)
Stock compensation expense	0.7	0.4
Tax receivable agreement expense (2)	0.1	—
Voluntary leave expense (3)	—	2.5
Adjusted operating income (loss)	$11.5	$(30.8)
Operating income (loss) margin	33.0%	(6.3%)
Adjusted operating income (loss) margin	7.7%	(87.0%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Reconciliation of Adjusted Operating Income to GAAP Operating Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income to GAAP operating income.

	Six Months Ended June 30,
	2021	2020
Operating revenue	$276.8	$215.7
Operating income	74.2	13.0
Special items, net (1)	(65.4)	(31.5)
Stock compensation expense	3.6	0.8
Tax receivable agreement expense (2)	0.3	—
Voluntary leave expense (3)	—	2.5
Adjusted operating income (loss)	$12.7	$(15.2)
Operating income (loss) margin	26.8%	6.0%
Adjusted operating income (loss) margin	4.6%	(7.0%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 16	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income Before Income Tax to GAAP Income Before Income tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income before income tax to GAAP income before income tax.

	Three Months Ended June 30,
	2021	2020
Net Income (loss)	$51.8	$(6.0)
Add: Provision for income tax expense	9.5	(1.9)
Income (loss) before income tax, as reported	61.2	(7.9)
Pre-tax margin	41.0%	(22.4%)
Special items, net (1)	(38.5)	(31.5)
Stock compensation expense	0.7	0.4
Loss on asset transactions, net	—	0.3
Tax receivable agreement expense (2)	0.1	—
Tax receivable agreement adjustment (3)	(18.7)	—
Voluntary leave expense (4)	—	2.5
Secondary offering related expense	0.6	—
Adjusted income (loss) before income tax	$5.4	$(36.2)
Adjusted Pre-tax margin	3.6%	(102.3%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 17	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income Before Income Tax to GAAP Income Before Income tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income before income tax to GAAP income before income tax.

	Six Months Ended June 30,
	2021	2020
Net Income	$64.2	$1.2
Add: Provision for income tax expense	14.9	0.5
Income before income tax, as reported	79.0	1.8
Pre-tax margin	28.5%	0.8%
Special items, net (1)	(65.4)	(31.5)
Stock compensation expense	3.6	0.8
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(18.7)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	2.5
Secondary offering related expense	0.6	—
Adjusted income (loss) before income tax	$0.7	$(26.0)
Adjusted Pre-tax margin	0.3%	(12.1%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 18	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income and Adjusted Earnings per Share to GAAP Net Income

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income and adjusted earnings per share to GAAP net income.

	Three Months Ended June 30,
	2021	2020
Net income (loss)	$51.8	$(6.0)
Net income (loss) per share – diluted	$0.83	$(0.13)
Special items, net (1)	(38.5)	(31.5)
Stock compensation expense	0.7	0.4
Loss on asset transactions, net	—	0.3
Tax receivable agreement expense (2)	0.1	—
Tax receivable agreement adjustment (3)	(18.7)	—
Voluntary leave expense (4)	—	2.5
Secondary offering costs	0.6	—
Income tax effect of adjusting items, net (5)	8.5	6.5
Adjusted net income (loss)	$4.5	$(27.8)
Diluted share count	62.0	46.8
Adjusted net income (loss) per share - diluted	$0.07	$(0.59)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 19	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income and Adjusted Earnings per Share to GAAP Net Income

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income and adjusted earnings per share to GAAP net income.

	Six Months Ended June 30,
	2021	2020
Net income	$64.2	$1.2
Net income per share – diluted	$1.12	$0.02
Special items, net (1)	(65.4)	(31.5)
Stock compensation expense	3.6	0.8
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(18.7)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	2.5
Secondary offering costs	0.6	—
Income tax effect of adjusting items, net (5)	13.7	6.4
Adjusted net (loss)	$(0.4)	$(20.2)
Diluted share count	57.4	48.2
Adjusted net income (loss) per share - diluted	$(0.01)	$(0.42)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 20	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of Net Income (Loss) to Adjusted EBITDAR for the periods presented below.

	Three Months Ended June 30,		Three Months Ended December 31
	2021	2020	2020
Net income (loss)	$51.8	$(6.0)	$(8.0)
Special items, net (1)	(38.5)	(31.5)	(0.2)
Loss on asset transactions, net	—	0.3	—
Interest expense	6.1	5.4	5.9
Stock compensation expense	0.7	0.4	0.8
Tax receivable agreement expense (2)	0.1	—	—
Tax receivable agreement adjustment (3)	(18.7)	—	—
Interest income	—	(0.1)	—
Voluntary leave expense (4)	—	2.5	0.4
Secondary offering costs	0.6	—	—
Provision for income taxes	9.5	(1.9)	(2.2)
Depreciation and amortization	13.5	12.2	12.5
Aircraft rent	3.8	5.9	7.6
Adjusted EBITDAR	$28.8	$(12.7)	$16.7
Adjusted EBITDAR margin	19.3%	(35.9%)	15.5%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 21	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of Net Income to Adjusted EBITDAR for the periods presented below.

	Six Months Ended June 30,
	2021	2020
Net income	$64.2	$1.2
Special items, net (1)	(65.4)	(31.5)
Loss on asset transactions, net	—	0.4
Interest expense	13.2	11.1
Stock compensation expense	3.6	0.8
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(18.7)	—
Interest income	—	(0.3)
Voluntary leave expense (4)	—	2.5
Secondary offering costs	0.6	—
Provision for income taxes	14.9	0.5
Depreciation and amortization	26.1	22.7
Aircraft rent	9.4	17.0
Adjusted EBITDAR	$48.2	$24.4
Adjusted EBITDAR margin	17.4%	11.3%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating (Income) / Expense
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 22	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (starting in 2020 when we launched our cargo operations), certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors. Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management. Adjusted CASM also excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period. As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the foregoing reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Page 23	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted CASM to CASM

amounts may not recalculate due to rounding

The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended June 30,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$100.0	6.93	$37.6	9.01
Less:
Aircraft fuel	29.7	2.06	0.7	0.17
Stock compensation expense	0.7	0.05	0.4	0.09
Special items,net (1)	(38.5)	(2.67)	(31.5)	(7.54)
Tax receivable agreement expense(2)	0.1	0.0	—	—
Voluntary leave expense (3)	—	—	2.5	0.61
Cargo expenses, not already adjusted above	16.2	1.12	4.5	1.08
Sun Country Vacations	0.2	0.01	0.1	0.03
Adjusted CASM	$91.6	6.35	$60.8	14.57
Available seat miles (ASMs) - mm	1,442.7	417.5

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Reconciliation of Adjusted CASM to CASM

amounts may not recalculate due to rounding

The following table presents the reconciliation of CASM to Adjusted CASM.

	Six Months Ended June 30,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$202.6	7.19	$202.7	9.32
Less:
Aircraft fuel	54.0	1.91	56.2	2.59
Stock compensation expense	3.6	0.13	0.8	0.03
Special items,net (1)	(65.4)	(2.32)	(31.5)	(1.45)
Tax receivable agreement expense(2)	0.3	0.01	—	—
Voluntary leave expense (3)	—	—	2.5	0.12
Cargo expenses, not already adjusted above	33.4	1.18	4.5	0.21
Sun Country Vacations	0.4	0.01	0.3	0.02
Adjusted CASM	$176.3	6.25	$169.8	7.81
Available seat miles (ASMs) - mm	2,819.5	2,174.6

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net

Page 24	Sun Country, Inc. d/b/a Sun Country Airlines®